EXHIBIT 99.1
NEWS RELEASE

Date: December 20, 2006	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham Phone: 949-851-1473 http://www.corvel.com
CorVel Signs Agreement to Acquire Assets of Hazelrigg Risk Management Services
IRVINE, California, December 20, 2006 — CorVel Corporation (NASDAQ: CRVL) today announced the signing of an agreement to acquire the assets of Hazelrigg Risk Management Services, Inc. and its affiliated companies (HRMS). HRMS is a California based provider of integrated medical management, claims processing and technology services for workers’ compensation clients. The acquisition is expected to be completed during the fiscal quarter ending March 31, 2007. This acquisition would represent a substantial expansion of CorVel’s Enterprise Comp service offering in the Southern California marketplace.
Enterprise Comp is a fully integrated end-to-end claims management solution directed toward the self-insured market. CorVel’s solution proactively manages the entire episode of a workers’ compensation claim, providing improved return to work outcomes as cost effectively as possible.
CorVel is committed to providing innovative technology based healthcare management solutions to its insurer, third party administrator (TPA) and employer customers. The Enterprise Comp claims management process includes real time web based claim intake and medical triaging capabilities — including interpretive systems and sophisticated rules engines. This outcome-based solution offers online access to integrated care information, standardized medical treatments, claims and bill review data on CorVel’s healthcare management portal, www.caremc.com. The website stores integrated medical and claims information, allowing for more sophisticated analysis, reporting and benchmarking allowing Outcomes Managers and Claims Professionals to identify adverse trends in real time and institute corrective actions, reducing costs.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of managed healthcare. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, auto and disability management insurance markets. The Company provides networks of preferred providers, case management, utilization management, independent medical evaluations and medical bill review to customers nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
This press release contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are based on CorVel’s current expectations, estimates and projections about its industry, management’s beliefs, and certain assumptions made by CorVel, all of which are subject to change. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause CorVel’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with CorVel’s ability to consummate the acquisition described in this press release, CorVel’s ability to retain HRMS’s existing customers and to market HRMS’s services to new customers, the speed, quality and cost of CorVel’s efforts to integrate HRMS’s business with CorVel’s business, and CorVel’s ability to retain and motivate HRMS’s employees and consultants. Further information on potential factors that could affect CorVel’s financial results is included in CorVel’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. CorVel undertakes no obligation to revise or update publicly any forward-looking statement for any reason.